SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest event Reported): July 1, 2004 (June 16, 2004)

                  MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           New York                       0-30183                13-4025362
-------------------------------   ------------------------   -------------------
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)

                                  8/F East Area
                    Century Golden Resources Business Center
                                 69 Banjing Road
                                Haidian District
                       Beijing, People's Republic of China
                                     100089
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                     Address of Principal Executive Offices
                                    Zip Code

                                +86-10-884-52568
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               Registrant's Telephone Number, Including Area Code

                          Guangdong Bian Fang Building
                                   10th Floor
                                   Fujing Road
                        Futian District, Shenzhen, 518033
                           People's Republic of China
                                 +852-6011-6767
               --------------------------------------------------
                      (Former Address and Telephone Number)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

           On June 30, 2004 the board of directors of Minghua Group International Holdings Limited (the "Company") held a special meeting at which, among other things, the board removed Albert Wong from his position as interim Chief Executive Officer of the Company. Also at that meeting, the board of directors of Minghua appointed Chang-de Li, the Chairman of the board, as new interim Chief Executive Officer of the Company. Mr. Li will hold this position only temporarily while the Company conducts a search for a new Chief Executive Officer.

           On June 16, 2004, the Company formed a new indirect wholly-owned subsidiary, Beijing China Cardino Real Estate Consulting Co. Ltd. ("Beijing China Cardino"). Beijing China Cardino is a corporation organized under the laws of the People's Republic of China. The Company intends to leverage the real estate development experience of its new board of directors and utilize Beijing China Cardino as a vehicle to make real estate investments in the People's Republic of China in the future. This marks a new business line for the Company. The Company, however, fully intends to continue to develop its intellectual property and other assets relating to environmentally-friendly gas-electric vehicles through its indirect wholly-owned subsidiary Shenzhen Minghua Environmental Protection Vehicle Co. Ltd.



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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 1, 2004

                               MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED






                               By: /s/ Chang-de Li
                                   ----------------------------------------
                                   Chang-de Li, Chief Executive Officer


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